EXHIBIT 99.1

SEPARATION AGREEMENT

        This separation agreement (this “Agreement”) is entered into on this 30th day of July, 2007, by and between ORBCOMM Inc., a company organized under the laws of Delaware (the “Company”), and Emmett Hume (the “Executive”).

W I T N E S S E T H :

        WHEREAS, the Executive is currently employed by the Company as its Executive Vice President – International; and

        WHEREAS, the Executive and the Company are parties to an Employment Agreement entered into as of April 6, 2005 (the “Employment Agreement”); capitalized terms used in the Agreement but not otherwise defined shall have the meanings set forth in the Employment Agreement; and

        WHEREAS, the parties hereto have agreed that the Executive will resign from employment with the Company on July 30, 2007 (the “Resignation Date”), and, as a result of such resignation, the Executive will not be entitled to receive any Severance; and

        WHEREAS, to the extent that the terms of this Agreement are inconsistent with the terms of the Employment Agreement, the parties hereto wish to supersede those provisions of the Employment Agreement;

        NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained below, the parties hereto agree as follows:

    1.        General Release. As a condition to receiving the benefits set forth in Section 2 below, at the time of the Executive’s resignation from employment with the Company, the Executive will be required to execute the general release attached hereto as Exhibit A (the “Release”) and the Release must become effective. The Release will become effective upon the “Release Effective Date” (as defined in the Release).

    2.        Stock Options.

    (a)        Vesting. On the Release Effective Date, 10,000 of the unvested Options previously granted to the Executive under his stock option agreement, dated December 3, 2004 (the “Option Agreement”), will become exercisable and, as of the Resignation Date, the remaining unexercisable portion of the Option (in the amount of 10,831 Options) will terminate.

    (b)        Exercise Period. The period during which the Executive may exercise his vested Options following his termination of employment is extended until July 30, 2008.

    (c)        Repurchase Right. The Company agrees that it will not exercise its discretionary repurchase right under Section 5 of the Option Agreement.

    (d)        Amendment to the Option Agreement. Any vested Options held by the Executive shall be governed by the Option Agreement, and this Section 2, to the extent inconsistent with the terms of the Option Agreement, will be deemed to be an amendment to the Option Agreement.

    3.        No Other Compensation. The Executive acknowledges that, apart from Base Salary and vested employee benefits accrued through his employment termination date, the only compensation to which he will be entitled from the Company upon the termination of his employment is set forth in this Agreement and that he is not entitled to any other such compensation from the Company including, without limitation, any Severance.

    4.        Continued Obligations. The Executive acknowledges that he continues to be bound by the terms and conditions of Section 6 of the Employment Agreement, both during his continued employment with the Company and, to the extent applicable, following the termination of such employment.

    5.        Non-Disparagement.

    (a)        During his employment with the Company and for the two-year period thereafter, the Executive will not disparage, portray in a negative light, or take any action that would lead to unfavorable publicity for the Company (including the Company’s current or former customers, suppliers, distributors, officers, directors, employees, agents, owners, parents, subsidiaries, and affiliates), whether such disparagement, portrayal, or action is made publicly or privately, including, without limitation, in any and all interviews, oral statements, written materials, electronically-displayed materials, and materials or information displayed on Internet-related sites.

        Notwithstanding anything in this Section 5(a), the Executive will not be prevented from complying with any court order, subpoena, or government investigation, or from complying with the requirements of any applicable law or common law duty.

    (b)        During the Executive’s employment with the Company and for the two-year period thereafter, the Company will not, and will cause its currently-employed executive officers (as defined in the applicable Securities Exchange Commission disclosure rules for so long as such executive officers are employed by the Company) to not, disparage, portray in a negative light, or take any action that would lead to unfavorable publicity for the Executive, whether such disparagement, portrayal, or action is made publicly or privately, including, without limitation, in any and all interviews, oral statements, written materials, electronically-displayed materials, and materials or information displayed on Internet-related sites.

        Notwithstanding anything in this Section 5(b), neither the Company nor any of its currently-employed executive officers (as defined in the applicable Securities Exchange Commission disclosure rules) will be prevented from complying with any court order, subpoena, or government investigation, or from complying with the requirements of any applicable law or common law duty.

    6.        Cooperation. During his employment with the Company and for the one-year period thereafter, and if deemed necessary by the Company, the Executive will reasonably assist and cooperate with the Company (and its directors, agents, and attorneys) in all respects in connection with the conduct of any pending or future action, proceeding, internal investigation, governmental or regulatory investigation, civil or administrative proceeding, arbitration, or litigation involving the Company, including, without limitation, any such action, proceeding, investigation, arbitration, or litigation in which the Executive is called to testify, and will promptly respond to all reasonable requests by the Company relating to information that may be in the Executive’s possession. This obligation shall exist regardless of whether the Company is named as a party or as a subject or target of any action, proceeding, investigation, arbitration, or litigation. The Executive will perform all acts and execute and deliver all documents that may be reasonably necessary to fulfill the obligations under this Section 6. The Company will promptly reimburse the Executive for any reasonable out-of-pocket and travel expenses incurred by him in connection with his fulfillment of his obligations under this Section 6, provided that such expenses have been approved by the Company, in writing, prior to the Executive incurring the expense. In addition, in the event that the Executive’s fulfillment of his obligations under this Section 6 requires more than a total of twenty five (25) hours of his time after he has terminated employment, then for each hour in excess of such 25-hour limit the Executive will be compensated (not as an employee) at a reasonable hourly rate to be mutually agreed upon at such time by the parties hereto.

    7.        Arbitration. Section 7 of the Employment Agreement is incorporated herein and shall be applicable as if such Section 7 were set forth and written in this Agreement, and any dispute or controversy under this Agreement will be decided pursuant to arbitration in accordance with the provisions of Section 7 of the Employment Agreement.

    8.        Continued Validity of the Employment Agreement. Except as amended and superseded by this Agreement, the Employment Agreement shall remain in full force and effect, and shall continue to bind the parties hereto. To the extent that the terms of this Agreement conflict or are inconsistent with the terms of the Employment Agreement, the terms of this Agreement will govern.

    9.        Entire Agreement; Amendment. This Agreement, together with the Employment Agreement to the extent not superseded by this Agreement, the Stock Option agreement, as amended, any RSU award agreement, and the registration rights agreement, contain the entire agreement between the Executive and the Company with respect to the subject matter of this Agreement, and supersedes any and all prior agreements and understandings, whether oral or written, between the Executive and the Company with respect to the subject matter of this Agreement. This Agreement may be amended only by an agreement in writing signed by the Executive and the Company.

    10.        Severability. In the event that any of the provisions of this Agreement, or the application of any such provisions to the Executive or the Company with respect to obligations hereunder, is held to be unlawful or unenforceable by any court or arbitrator, then the remaining portions of this Agreement will remain in full force and effect and will not be invalidated or impaired in any manner.

    11.        Waiver. No waiver by any party hereto of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of any other term or covenant contained in this Agreement.

    12.        No Other Representations. The Executive acknowledges that the Company has made no representations or warranties to him concerning the terms, enforceability, or implications of this Agreement other than as reflected in this Agreement.

    13.        Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New Jersey without giving effect to its conflict of laws principles.

    14.        Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, and such counterparts will, when executed by the parties hereto, together constitute but one agreement.

        IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first set forth above.

ORBCOMM Inc.	EXECUTIVE

By: /s/ Jerome B. Eisenberg	/s/ Emmett Hume
Name: Jerome B. Eisenberg	Emmett Hume
Title: Chief Executive Officer

GENERAL RELEASE OF EMMETT HUME

        FOR AND IN CONSIDERATION OF the separation agreement to which this General Release is attached and the consideration contemplated therein, I, Emmett Hume, agree, on behalf of myself and my heirs, executors, administrators, and assigns, to release and discharge ORBCOMM Inc. (the “Company”) and its current and former officers, directors, employees, agents, owners, subsidiaries, divisions, affiliates, parents, successors, and assigns (the “Released Parties”) from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims, and demands whatsoever (“Losses”) that I and my heirs, executors, administrators, and assigns have, or may hereafter have, against the Released Parties or any of them arising out of or by reason of any cause, matter, or thing whatsoever from the beginning of the world to the date hereof, including, without limitation, my employment agreement and any other agreement with the Company, my employment by the Company and the cessation thereof, and all matters arising under any federal, state, or local statute, rule, or regulation, or principle of contract law or common law, including but not limited to, the Worker Adjustment and Retraining Notification Act of 1988, as amended, 29 U.S.C. §§ 2101 et seq., the National Labor Relations Act of 1935, as amended, 29 U.S.C. §§ 151 et seq., the Family and Medical Leave Act of 1993, as amended, 29 U.S.C. §§ 2601 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §§ 2000e et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §§ 621 et seq. (the “ADEA”), the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. §§ 12101 et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1001 et seq., the Virginia Human Rights Act, as amended, Va. Code Ann. §§ 2.1-714 et seq., the Virginia Persons with Disabilities Act, as amended, Va. Code Ann. §§ 51.5-1 et seq., the New Jersey Law Against Discrimination, as amended, N.J. Stat. Ann. §§ 10:5-1 et seq., and any other equivalent federal, state, or local statute; provided that I do not release or discharge the Released Parties from any Losses arising under the ADEA that arise after the date on which I execute this General Release. It is understood that nothing in this General Release is to be construed as an admission on behalf of the Released Parties of any wrongdoing with respect to me, any such wrongdoing being expressly denied.

        I represent and warrant that I fully understand the terms of this General Release, that I have had the benefit of advice of counsel or have knowingly waived such advice, and that I knowingly and voluntarily, of my own free will, without any duress, being fully informed, and after due deliberation, accept its terms and sign the same as my own free act. I understand that as a result of executing this General Release, I will not have the right to assert that the Company violated any of my rights in connection with my employment agreement or any other agreement with the Company, my employment, or with the termination of such employment.

        I affirm that I have not filed, and agree, to the maximum extent permitted by law, not to file or initiate, or cause to be filed or initiated on my behalf, any complaint, charge, claim, or proceeding against the Released Parties before any federal, state, or local agency, court, or other body relating to my employment agreement or any other agreement with the Company, my employment, or the cessation thereof, and agree not to voluntarily participate in such a proceeding. However, nothing in this General Release shall preclude or prevent me from filing a claim with the Equal Employment Opportunity Commission that challenges the validity of this General Release solely with respect to my waiver of any Losses arising under the ADEA.

        I acknowledge that I have twenty-one (21) days in which to consider whether to execute this General Release. I understand that I may waive such 21-day consideration period. I understand that upon my execution of this General Release, I will have seven (7) days after such execution in which I may revoke my execution of this General Release. In the event of revocation, I must present written notice of such revocation to the Senior Vice President and General Counsel of the Company by delivering such written notice to him at 2115 Linwood Avenue, Fort Lee, NJ 07024; facsimile number 703-433-6400.

         If seven (7) days pass without receipt of such written notice of revocation, this General Release shall become binding and effective on the eighth day (the “Release Effective Date”). This General Release shall be governed by the laws of the State of New Jersey without giving effect to its conflict of laws principles.

/s/ Emmett Hume	07/30/2007
Emmett Hume	Date

STATE OF NEW YORK )
: ss.:
COUNTY OF WESTCHESTER )

        On the  30th  day of    July     in the year 2007, before me, the undersigned, personally appeared Emmett Hume, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument he executed such instrument, and that such individual made such appearance before the undersigned.

/s/ Francine Lippe
Notary Public